UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 25, 2006

(Date of earliest event reported)

UAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-6033	36-2675207
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 East Algonquin Road, Elk Grove Township, Illinois 60007

(Address of principal executive offices)

(847) 700-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 25, 2006, UAL Corporation (the “Company”) issued $726,000,000 aggregate principal amount of 4.50% Senior Limited -Subordination Convertible Notes due 2021 (the “Employee Notes”) to irrevocable trusts established for the benefit of certain of the Company’s employees, including employees under collective bargaining agreements, pursuant to an Indenture, dated as of July 25, 2006, among the Company, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee (the “Employee Indenture”).  The Employee Notes were issued pursuant to Section 1145 of the Bankruptcy Code, which exempts the issuance of securities from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Labor Notes were issued in accordance with the Company’s Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code (the “Plan of Reorganization”), which obligated the Company to issue convertible notes to certain of its employees within 180 days after the effective date of the Plan of Reorganization, which was February 1, 2006.  The Employee Indenture and form of Employee Note, which is attached as an exhibit to the Employee Indenture, provide, among other things, that the Employee Notes will bear interest at a rate of 4.50% per year (payable semi-annually in cash or, with respect to the first two semi-annual interest payment dates, in common stock, in arrears on June 30 and December 31 of each year, beginning on December 31, 2006), and will mature on June 30, 2021.

The Company may redeem the Employee Notes at its option, in whole or in part on a pro rata basis, at any time and from time to time after July 5, 2011, at a purchase price equal to 100% of the principal, plus accrued and unpaid interest, if any, to (but not including) the date of purchase, payable in cash or in common stock (or a combination of cash and common stock), at the Company’s election, except that the Company may only elect to pay in common stock (or a combination of cash and common stock) if the common stock has traded at no less than 125% of the conversion price for the 60 consecutive trading days immediately prior to the redemption date.  Upon a change in ownership or a fundamental change (each as defined in the Employee Indenture) of the Company, each holder of the Employee Notes will have the right to require the Company to purchase such holder’s Employee Notes at a purchase price equal to 100% of the principal amount of the Employee Notes, together with accrued and unpaid interest, if any, to (but not including) the date of purchase, payable in cash or in common stock (or a combination of cash and common stock), at the Company’s election.

Holders may require the Company to purchase for cash or shares or a combination thereof, at the Company’s election, all or a portion of their Employee Notes on June 30, 2011 and June 30, 2016 at a purchase price equal to 100% of the principal amount of the Employee Notes to be repurchased plus accrued and unpaid interest, if any, to (but not including) the purchase date.

The Employee Notes will rank junior in right of payment upon liquidation or dissolution to the Company’s 6% Senior Notes due 2031 and the Company’s 5% Senior Convertible Notes due 2021.  The Employee Notes will be pari passu to the Company’s 8% Contingent Notes and with all current and future senior unsecured debt of the Company or the guarantor and senior to all other current and future subordinated debt of the Company. The Employee Notes will be fully and unconditionally guaranteed by United Air Lines, Inc. The guarantee will be the guarantor’s unsecured obligation.

Holders may convert, at any time after October 23, 2006 and prior to maturity or redemption, any of their Employee Notes (or portions thereof) into shares of the Company’s common stock at a conversion price which will initially be $34.84.  In lieu of delivery of shares of the Company’s common stock upon conversion of all or any portion of the Employee Notes, the Company may elect to pay holders surrendering Employee Notes for conversion cash or a combination of shares of common stock and cash.

The Employee Indenture provides that the Company may not consolidate with or merge into any person or convey, transfer or lease all or substantially all of its assets to another person unless: (i) (A) in the case of a merger or consolidation, the Company is the surviving person or (B) in the case of a merger or consolidation where the

Company is not the surviving person and in the case of any such conveyance, transfer or lease, the resulting, surviving or transferee person is a corporation organized and existing under the laws of the United States or any state thereof and such corporation assumes all the Company’s obligations under the Employee Notes and the Employee Indenture; (ii) if, as a result of such transaction the Employee Notes become convertible or exchangeable into common stock or securities issued by a third party, such third party guarantees all of the Company’s obligations under the Employee Notes and the Employee Indenture; (iii) after giving effect to the transaction, no event of default, and no event that, after notice or the passage of time, would become an event of default, has occurred and is continuing; and (iv) other conditions described in the Employee Indenture are met.

The Employee Indenture also provides that the guarantor may not consolidate with or merge into any person or convey, transfer or lease its properties and assets substantially as an entity to another person unless (i) after giving effect to the transaction, no event of default, and no event that, after notice or passage of time, would become an event of default, has occurred and is continuing; and (ii) the guarantor survives or the surviving person assumes the obligations of such guarantor.  Upon the assumption of the guarantor’s obligations by such person in such circumstances, the guarantor will not be discharged from its obligations under the Employee Notes and the Employee Indenture.

The Employee Indenture governing the Employee Notes contains customary events of default. Under the Employee Indenture, events of default include (i) default in payment of any interest under the Employee Notes, which default continues for 30 days; (ii) default in the payment of any principal amount with respect to the Employee Notes, when the same becomes due and payable; (iii) the Company fails to provide notice of a change in ownership or a fundamental change; (iv) default in the performance of, or breach of, any covenant or warranty with respect to the Employee Notes, which default continues for 60 days (or 90 days in the event of a breach of the Company’s reporting covenant) after receipt of notice by holders of at least 25% in aggregate principal amount of the outstanding Employee Notes; provided, however, that breaches of covenants with respect to notice of change in ownership, notice of default, compliance certificates and changes in organizational documents do not require notice by holders; (v) the Company defaults in its obligation to deliver shares of common stock of the Company, cash or other property upon conversion of a holder’s exercise of its right to convert its Employee Notes; (vi) certain events of bankruptcy, insolvency or reorganization affecting the Company or the guarantor; and (vii) any guarantee ceases to be in full force and effect or is declared null and void or any guarantor denies that it has any further liability under any guarantee, or gives notice to such effect (other than by reason of the termination of the Employee Indenture), and such condition shall have continued for a period of 30 days after written notice of such failure requiring the guarantor or the Company to remedy the same is given to the Company by the trustee or to the Company and the trustee by the holders of 25% in aggregate principal amount at maturity of the Employee Notes outstanding. If an event of default occurs, other than for certain events of bankruptcy or insolvency, either the trustee or the holders of not less than 25% in aggregate principal amount of the Employee Notes then outstanding may declare the principal of the Employee Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable. In the case of certain events of bankruptcy or insolvency, the principal amount of the Employee Notes together with any accrued interest through the occurrence of such event shall automatically become and be immediately due and payable.

The Employee Indenture governing the Employee Notes does not contain any financial or operating covenants or restrictions on the payment of dividends, the incurrence of indebtedness, incurrence of liens or the issuance or repurchase of securities by the Company or any of its subsidiaries.

This description of the Employee Indenture governing the Employee Notes is qualified in its entirety by reference to the full text of the document, a copy of which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of July 25, 2006, between UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 26, 2006

UAL CORPORATION

By:	/s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1*	Indenture, dated as of July 25, 2006, between UAL Corporation, as issuer, United Air Lines, Inc., as guarantor, and The Bank of New York Trust Company, N.A., as trustee

* Filed herewith electronically.